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                           EXHIBIT 21

        SUBSIDIARIES OF EMMIS BROADCASTING CORPORATION


                                                           Other Names
                                      Jurisdiction of      Under Which
 Subsidiary                            Incorporation       Business is Done
 -------------------------            --------------       ----------------
 Emmis FM Broadcasting
   Corporation of Indianapolis            Indiana           WENS

 Emmis FM Broadcasting
   Corporation of St. Louis               Indiana           KSHE

 KPWR, Inc.                               Indiana             --

 Emmis Broadcasting
   Corporation of New York                Indiana           WQHT

 Emmis FM Broadcasting
   Corporation of Chicago                 Indiana           WKQX

 Emmis FM License
   Corporation of Indianapolis            Indiana            --

 Emmis FM License
   Corporation of St. Louis               Indiana            --

 KPWR License, Inc.                       Indiana            --

 Emmis License
   Corporation of New York                Indiana            --

 Emmis FM License
   Corporation of Chicago                 Indiana             --

 Emmis Meadowlands Corporation            Indiana             --

 Emmis Publishing Corporation             Indiana    Indianapolis Monthly
                                                        Atlanta Monthly

 Duncan American Radio, Inc.              Indiana             --

 Emmis Radio Broadcasting Corporation     Indiana             --

 Emmis AM Radio Corporation of
    Indianapolis                          Indiana           WIBC

 Emmis FM Radio Corporation of
    Indianapolis                          Indiana           WNAP

 Emmis AM Radio License Corporation of
  Indianapolis                            Indiana            --

 Emmis FM Radio License Corporation of
  Indianapolis                            Indiana            --

 Emmis Holding Corporation of New York   Delaware            --

 Emmis Radio Corporation of New York     Delaware           WRKS

 Emmis Radio License Corporation of
   New York                               Indiana             --

 Emmis Broadcasting Corporation           Indiana             --


 Emmis 1041 FM Radio Corporation
   of St. Louis                           Indiana           WALC

 Emmis 1041 FM Radio License Corporation
   of St. Louis                           Indiana             --

 Emmis 1065 FM Broadcasting Corporation
   of St. Louis                           Indiana           WKKX

 Emmis 1065 FM License Corporation
   of St. Louis                           Indiana             --

 Emmis 1380 AM Radio Corporation
   of St. Louis                           Indiana           WKBQ

 Emmis 1380 Radio LicenseCorporation
   of St. Louis                           Indiana             --
